UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2009

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee (the "Committee") of the Board of Directors of Barrett Business Services, Inc. (the "Company"), held on January 16, 2009, the Committee approved grants of stock options under the 2003 Stock Incentive Plan (the "Plan") to the Company's executive officers other than the Chief Executive Officer as follows:

Name	Title	No. of Shares Covered by Option
Michael L. Elich	Vice President and Chief Operating Officer	20,000
Gregory R. Vaughn	Vice President	20,000
James D. Miller	Vice President-Finance	10,000

In addition, the Committee approved grants of stock options for 2,000 shares of the Company's common stock to each of William W. Sherertz, Chief Executive Officer of the Company, and the Company's five non-employee directors.

The option exercise price for the options is $11.08 per share, the average of the high and low trading prices on The Nasdaq Stock Market on January 16, 2009. The options will vest in four equal annual installments beginning on the first anniversary of the date of grant and will expire on January 16, 2019. The options will become exercisable in full upon the earliest to occur of death, disability, or retirement as an employee or director or a change in control of the Company.

The above information should be read in conjunction with the information set forth under the caption "Executive Compensation" and "Director Compensation for 2007" in the Company's Proxy Statement relating to its 2008 Annual Meeting of Stockholders, which is available at the Company's website at www.barrettbusiness.com and the Securities and Exchange Commission's website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: January 23, 2009	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary

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